UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2012

AMERICAN INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6004 Tealside Court, Lithia, Florida 33547	33547
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(831) 260-2866

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 30, 2012, the registrant entered into a Purchase Agreement with Tucker E White and Victoria White for the purchase of the 704 acre parcel known as the Patented Golden Eagle Placers Extension in Nevada as described in the press release issued by the registrant on May 2, 2012 attached hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2012, Tucker White has been appointed president of the registrant.

Tucker White, (age 37) after fifteen (15) years of mining in California and then Nevada, leased the Dun Glen Mine near Winnemucca, Nevada in 2009, and during the permitting process, United Resource Holdings Group (URGH) a publicly traded company purchased the Dun Glen Mine from Mr. White in 2011, for 3.8 million common shares of stock. After that transaction Mr. White, setup a processing mill and began extracting ore from his other claims in Nevada. Mr. White acquired 704 acres of patented claims in 2011, which are just south of the Golden Eagle Mine.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1 – Registrant press release dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2012

American International Ventures, Inc.

By: /s/ Jack Wagenti
Name: Jack Wagenti Title: Chief Executive Officer